EXHIBIT  11.1

                                    SBE, INC.
                 STATEMENTS OF COMPUTATION OF NET LOSS PER SHARE
           FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2002 AND 2001
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                Three months ended   Nine months ended
                                                     July  31,           July  31,
                                                 -----------------  ------------------
                                                  2002      2001      2002      2001
                                                 -------  --------  --------  --------
BASIC
Weighted average number of
 common shares outstanding                        4,042     3,421     3,659     3,373
                                                 -------  --------  --------  --------

Number of shares for computation of
 net loss per share                               4,042     3,421     3,659     3,373
                                                 =======  ========  ========  ========

Net loss                                         $ (178)  $(2,243)  $(2,356)  $(6,768)
                                                 =======  ========  ========  ========

Net loss per share                               $(0.04)  $ (0.66)  $ (0.64)  $ (2.01)
                                                 =======  ========  ========  ========

DILUTED

Weighted average number of
 common shares outstanding                        4,042     3,421     3,659     3,373

Shares issuable pursuant to options granted
 under stock option plans and warrants granted,
 less assumed repurchase at the average fair
 market value for the period                         (a)       (a)       (a)       (a)
                                                 -------  --------  --------  --------

Number of shares for computation of
 net loss per share                               4,042     3,421     3,659     3,373
                                                 =======  ========  ========  ========

Net loss                                         $ (178)  $(2,243)  $(2,356)  $(6,768)
                                                 =======  ========  ========  ========

Net loss per share                               $(0.04)  $ (0.66)  $ (0.64)  $ (2.01)
                                                 =======  ========  ========  ========

(a) In loss periods, common share equivalents would have an antidilutive effect on loss per share and therefore have been excluded.

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